Exhibit 99.1

         RARE Hospitality International Reports Second-Quarter Earnings
                           Per Diluted Share of $0.39

    ATLANTA--(BUSINESS WIRE)--July 26, 2006--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the second quarter and six months ended July 2, 2006. Revenues for the second quarter, a 13-week period, increased 12.8% to $264,150,000 from $234,264,000 for the second quarter of fiscal 2005, a 13-week period. Net earnings for the second quarter of fiscal 2006 were $13,486,000, or $0.39 per diluted share, which included the impact of the adoption of both Financial Accounting Standard ("FAS") No.123R, Share-Based Payment, and Financial Accounting Standards Board ("FASB") Staff Position 13-1, Construction Period Rent, totaling $0.05 per diluted share for the quarter. For the second quarter of fiscal 2005, net earnings were $13,735,000 or $0.39 per diluted share, which reflected the adoption of FASB Staff Position 13-1.
    Revenues for the first six months of fiscal 2006, a 27-week period, increased 19.8% to $556,266,000 from $464,234,000 for the first six months of fiscal 2005, a 26-week period. Net income for the first six months of 2006 was $30,808,000, or $0.89 per diluted share, which included the impact of the adoption of both FAS No.123R and FASB Staff Position 13-1, totaling $0.09 per diluted share for the period. Net income for the first six months of fiscal 2005 was $29,084,000, or $0.82 per diluted share, which included the impact of the adoption of FASB Staff Position 13-1.
    Commenting on the announcement, Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, said, "RARE's performance for the second quarter was impacted by a more difficult operating environment, as higher fuel prices and rising interest rates slowed consumer spending. However, despite this challenging environment, RARE was able to grow second-quarter 2006 adjusted earnings per diluted share over the prior year by 12.8%. Our continued strategy will be to focus diligently on earning guest loyalty by providing exceptional dining experiences."
    Operating highlights for each of the Company's three concepts follow.
    LongHorn Steakhouse - LongHorn Steakhouse produced an 11.3% increase in revenues for the second quarter of fiscal 2006 from the second quarter of fiscal 2005. This growth reflected the 12.4% expansion of the Company's base of LongHorn Steakhouse restaurants in operation, to 253 at the end of the second quarter of fiscal 2006 from 225 at the end of the second quarter of fiscal 2005. Seven restaurants opened in the second quarter of fiscal 2006. After 17 consecutive quarters of positive same-store sales growth, same-store sales declined 0.4% for the second quarter of fiscal 2006 from the second quarter of fiscal 2005. For the full fiscal year, LongHorn plans to open a total of 29 to 30 Company-owned restaurants, including seven to eight restaurants during the third quarter.
    The Capital Grille - For the second quarter of fiscal 2006, Capital Grille achieved a 19.6% increase in revenue from the second quarter of fiscal 2005. The Capital Grille's same-store sales for the second quarter of fiscal 2006 rose 6.0% from the second quarter of fiscal 2005. The Capital Grille has now achieved 17 consecutive quarters of growth in same-store sales. There were 24 Capital Grille restaurants in operation at the end of the second quarter of fiscal 2006 compared with 22 at the end of the second quarter of fiscal 2005. One Capital Grille restaurant has opened in the third quarter, and one restaurant is expected to open in the fourth quarter of fiscal 2006, bringing the total number of openings for fiscal 2006 to three.
    Bugaboo Creek Steak House - Bugaboo Creek's revenues increased 12.5% for the second quarter of fiscal 2006 from the second quarter of fiscal 2005, on growth in the number of Bugaboo Creek restaurants in operation to 32 from 28 at the end of the respective periods. Bugaboo Creek's same-store sales for the second quarter of fiscal 2006 were 0.6% below the second quarter of fiscal 2005. Bugaboo Creek opened two restaurants during the first half of fiscal 2006, including a restaurant opened during the first quarter that had been closed due to fire in the first quarter of fiscal 2005, completing its development plan for fiscal 2006.
    RARE today established its guidance for earnings per diluted share for the third quarter of fiscal 2006 in a range of $0.22 to $0.24, which includes the impact of the adoption of both FAS No.123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, expected to total $0.05 per diluted share for the quarter. Excluding the impact of the adoption of FAS No.123R and FASB Staff Position 13-1, RARE's guidance for adjusted earnings per diluted share for the third quarter of fiscal 2006 is in a range of $0.27 to $0.29. See page 5 for a reconciliation of earnings per diluted share to adjusted earnings per diluted share results for fiscal 2005 and guidance for fiscal 2006. The Company's guidance for the third quarter of fiscal 2006 is based on an assumed range of same-store sales of -1% to 1% for LongHorn Steakhouse, 3% to 4% for Capital Grille and -1% to 1% for Bugaboo Creek, as well as the implementation of the Company's restaurant opening plans discussed above.
    Based on its performance for the first half of fiscal 2006 and its outlook for the second half of the year, RARE today revised its guidance for earnings per diluted share for fiscal 2006, a 53-week period, in a range of $1.54 to $1.58 from the previous range of $1.62 to $1.66. Each of these guidance ranges includes the impact of the adoption of both FAS No.123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, expected to total $0.18 per diluted share for fiscal 2006. Excluding the impact of the adoption of FAS No.123R and FASB Staff Position 13-1, RARE's revised guidance for adjusted earnings per diluted share for fiscal 2006 is in a range of $1.73 to $1.77. See page 5 for a reconciliation of earnings per diluted share to adjusted earnings per diluted share results for fiscal 2005 and guidance for fiscal 2006. RARE believes its calculation of adjusted earnings per diluted share provides comparability to prior periods. Both management and industry analysts rely on the adjusted results to review and assess the ongoing operating performance of the Company's restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The Company's guidance for fiscal 2006 is based on an assumed increase in same-store sales for the second half of 2006 in a range of 0% to 2% for LongHorn, 3% to 4% for Capital Grille and 0% to 2% for Bugaboo Creek, as well as the implementation of the Company's restaurant opening plans discussed above.
    Of course, the statements contained in the two immediately preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    RARE Hospitality International will hold a conference call to discuss this release tomorrow, July 27, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 24, 2006.
    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2005, quarterly reports on Form 10-Q and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    RARE Hospitality International, Inc. currently owns, operates and franchises 318 restaurants, including 259 LongHorn Steakhouse restaurants, 25 The Capital Grille restaurants and 32 Bugaboo Creek Steak House restaurants.

                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                                 Fiscal Quarter        Six Months
                               ------------------- -------------------
                                  13 Weeks Ended   27 Weeks  26 Weeks
                               -------------------   Ended    Ended
                                July 2,  June 26,   July 2,  June 26,
Statement of Operations Data:    2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse       $187,478  $168,492  $395,484  $333,686
     The Capital Grille          47,408    39,625    99,050    78,017
     Bugaboo Creek Steak House   27,025    24,022    57,280    48,657
     Specialty concepts           2,097     2,001     4,177     3,653
                               --------- --------- --------- ---------
       Total restaurant sales   264,008   234,140   555,991   464,013
     Franchise revenues             142       124       275       221
                               --------- --------- --------- ---------
       Total revenues           264,150   234,264   556,266   464,234
                               --------- --------- --------- ---------
Costs and expenses:
  Cost of restaurant sales       95,978    86,508   202,483   170,206
  Operating expenses -
   restaurants                  118,350   103,072   246,030   203,293
  Depreciation and amortization
   - restaurants                  9,804     8,551    19,997    16,914
  Pre-opening expense             2,089     2,513     4,805     4,414
  General and administrative
   expenses                      17,324    12,599    35,699    25,022
                               --------- --------- --------- ---------
       Total costs and expenses 243,545   213,243   509,014   419,849
                               --------- --------- --------- ---------
     Operating income            20,605    21,021    47,252    44,385
Interest expense, net               425       394     1,095       651
Minority interest                    30        60       125       186
                               --------- --------- --------- ---------
  Earnings before income taxes   20,150    20,567    46,032    43,548
Income tax expense                6,664     6,832    15,224    14,464
                               --------- --------- --------- ---------
       Net earnings            $ 13,486  $ 13,735  $ 30,808  $ 29,084
                               ========= ========= ========= =========
Basic earnings per
 common share                  $   0.40  $   0.40  $   0.92  $   0.85
                               ========= ========= ========= =========
Diluted earnings per common
 share                         $   0.39  $   0.39  $   0.89  $   0.82
                               ========= ========= ========= =========
Weighted average common shares
 outstanding:
  Basic                          33,650    33,985    33,571    34,072
                               ========= ========= ========= =========
  Diluted                        34,605    35,217    34,543    35,409
                               ========= ========= ========= =========


                                                 July 2,     Dec 25,
Balance Sheet Data:                               2006        2005
                                               ----------- -----------
Cash and short-term investments                $   15,351  $   18,371
Total assets                                      627,486     600,925
Long-term debt                                          -           -
Obligations under capital leases, net of
 current installments                              40,403      38,991
Minority interest                                   1,141       1,193
Total shareholders' equity                        467,696     424,294


                 RARE HOSPITALITY INTERNATIONAL, INC.

       Unaudited Reconciliation of Earnings Per Diluted Share to
                  Adjusted Earnings Per Diluted Share


                                    Fiscal Quarter      Six Months
                                   ----------------- -----------------
                                    13 Weeks Ended   27 Weeks 26 Weeks
                                   -----------------  Ended    Ended
                                   July 2,  June 26, July 2,  June 26,
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
Earnings per diluted share(1)      $  0.39  $  0.39  $  0.89  $  0.82
Plus reconciling items (after tax):
  FASB Staff Position 13-1(2)         0.01     0.00     0.02     0.01
  FAS 123R(3)                         0.04        -     0.07        -
                                   -------- -------- -------- --------
Adjusted earnings per diluted
 share(4)                          $  0.44  $  0.39  $  0.98  $  0.83
                                   ======== ======== ======== ========

  Unaudited Reconciliation of Earnings Per Diluted Share Results and
            Guidance to Adjusted Earnings Per Diluted Share
                 (Numbers may not add due to rounding)

                           Fiscal Quarter           Twelve Months
                       ----------------------- -----------------------
                         Guidance                Guidance
                           for                     for
                         13 Weeks    13 Weeks    53 Weeks    52 Weeks
                           Ended       Ended       Ended       Ended
                          Oct. 1,    Sep. 25,    Dec. 31,    Dec. 25,
                           2006        2005        2006        2005
                       ------------- --------- ------------- ---------
Earnings per diluted
 share(1)              $0.22 - 0.24  $   0.28  $1.54 - 1.58  $   1.48
Plus reconciling items
 (after tax):
  FASB Staff Position
   13-1(2)                     0.01      0.00          0.03      0.02
  Estimated FAS 123R(3)        0.04         -          0.15         -
  FAS 144                         -         -             -      0.06
                       ------------- --------- ------------- ---------
Adjusted earnings per
 diluted share(4)      $0.27 - 0.29  $   0.28  $1.73 - 1.77  $   1.56
                       ============= ========= ============= =========

(1) Represents earnings per diluted share in accordance with accounting principles generally accepted in the United States
    (GAAP). Earnings per diluted share for the periods during fiscal 2006 reflect the adoption of FASB Staff Position 13-1, Construction Period Rent and FAS 123R, Share-Based Payment. Earnings per diluted share for periods during fiscal year 2005 reflect FAS 144 asset impairment charges and the retrospective adoption of FASB Staff Position 13-1. Earnings per diluted share for the fiscal year 2005 do not reflect any expense related to share-based compensation since FAS 123R was not effective until fiscal 2006.

(2) Beginning effective for fiscal 2006, the Company adopted FASB Staff Position 13-1, as required, which resulted in expensing rent during the construction period of new restaurants. This expense is included in pre-opening expense. The Company adopted the provisions of FASB Staff Position 13-1 using retrospective application. This resulted in the revision of previously issued financial statements as if the provisions of FASB Staff Position 13-1 had always been used. In future filings, financial results will reflect pre-opening expense and rent expense as if rent had always been expensed during the construction period.

(3) Beginning effective for fiscal 2006, the Company adopted FAS 123R, as required, which resulted in expensing of share-based compensation. This expense is reflected in general and administrative expenses. The Company adopted the provisions of FAS 123R using modified prospective application. This results in the recognition of compensation cost for all share-based payments granted after the effective date and all unvested awards granted prior to the effective date of FAS 123R.

(4) RARE believes its calculation of adjusted earnings per diluted share (the "adjusted results") provides comparability to prior periods. Both management and industry analysts rely on the adjusted results as a better measure of the ongoing operating performance of the Company's restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The adjusted results should not be considered as measures of financial performance on a GAAP basis, and the items excluded from them are significant components in understanding and assessing financial performance. Because the adjusted results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, 770-399-9595